                                                                     EXHIBIT 1.1

                   Chartered Semiconductor Manufacturing Ltd.
                          150,000,000 Ordinary Shares*
              directly or in the form of American Depositary Shares
                               (S$0.26 par value)

                   Each American Depositary Share representing
                    the right to receive ten Ordinary Shares

                       Form of U.S. Underwriting Agreement

                                                              New York, New York
                                                                __________, 1999

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Hambrecht & Quist LLC
SG Cowen Securities Corporation
SoundView Technology Group, Inc.
    As U.S. Representatives of the several U.S. Underwriters

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
U.S.A.

Ladies and Gentlemen:

            Chartered Semiconductor Manufacturing Ltd, a corporation organized under the laws of Singapore (the "Company"), proposes to sell to the several U.S. underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives") are acting as representatives, ordinary shares (the "Ordinary Shares"), S$0.26 par value per share, of the Company directly or in the form of American Depositary Shares (the "ADSs") (said Ordinary Shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Shares"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to 22,500,000 additional Ordinary Shares directly or in the form of ADSs to cover overallotments (the "U.S. Option Shares" and together with the U.S. Underwritten Shares, the "U.S. Shares" or the "U.S. Securities").

            It is understood that the Company is concurrently entering into the International Underwriting Agreement, (together with this U.S. Underwriting Agreement, the "Underwriting Agreements") providing for the sale by the Company of an aggregate of 75,000,000 Ordinary Shares directly or in the form of ADSs (said Ordinary Shares to be sold by the Company


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*        Plus an option to purchase from Chartered Semiconductor Manufacturing
         Ltd up to 22,500,000 additional Ordinary Shares directly or in the form of American Depositary Shares to cover overallotments.

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pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Shares", and together with the U.S. Underwritten Shares, the "Underwritten Shares") and providing for the grant to the International Underwriters of an option to purchase from the Company up to 11,250,000 additional Ordinary Shares directly or in the form of ADSs to cover overallotments (the "International Option Shares" and together with the International Underwritten Shares, the "International Shares" or the "International Securities", and the International Securities together with the U.S. Securities, the "Securities").

            It is also understood that the Company is concurrently entering into the Singapore Management and Underwriting Agreement providing for the sale by the Company of an aggregate of 25,000,000 Ordinary Shares (said Ordinary Shares to be issued and sold by the Company pursuant to the Singapore Management and Underwriting Agreement being hereinafter called the "Singapore Underwritten Shares") and providing for the grant to the Singapore Underwriters of an option to purchase from the Company up to 3,750,000 additional Ordinary Shares to cover overallotments (the "Singapore Option Shares", and together with the Singapore Underwritten Shares, the "Singapore Shares"). In connection to the Singapore Offering, the Company has made a listing application with the Stock Exchange of Singapore Limited (the "SES") and has prepared a prospectus (the "Singapore Prospectus") for circulation to potential subscribers in Singapore.

            You have also advised the Company that the Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Ordinary Shares to be purchased by them under the Underwriting Agreements pursuant to the Deposit Agreement, dated as of [ ], 1999 (the "Deposit Agreement"), to be entered into among the Company, Citibank, N.A., as depositary (the "Depositary") and all holders from time to time of the ADSs. Upon any such deposit of Ordinary Shares, the Depositary will issue ADSs representing the Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the "ADRs"). Each ADS will represent ten Ordinary Shares and each ADR may represent any number of ADSs.

            Unless the context otherwise requires, the terms "Underwritten Securities", "Option Securities", "U.S. Underwritten Securities", "U.S. Option Securities", "U.S. Securities", "International Underwritten Securities", "International Option Securities", "International Securities", "Singapore Underwritten Securities", and "Securities" shall be deemed to refer, respectively, to Underwritten Shares, Option Shares, U.S. Underwritten Shares, U.S. Option Shares, U.S. Shares, International Underwritten Shares, International Option Shares, International Shares, Singapore Underwritten Shares, and Shares, as well as, in each case, to any ADSs representing such securities.

         It is further understood and agreed that the U.S. Underwriters, the International Underwriters and the Singapore Underwriters have entered into an Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters, dated the date hereof (the "Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters"), pursuant to which, among other things, the International Underwriters and the Singapore Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement, the U.S. Underwriters and the Singapore Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement and the



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U.S. Underwriters and the International Underwriters may purchase from the
Singapore Underwriters a portion of the Singapore Securities to be sold pursuant to the Singapore Management and Underwriting Agreement.

            The offering of the U.S. Shares, directly or in the form of ADSs, is referred to herein as the "U.S. Offering"; the offering of the International Shares, directly or in the form of ADSs, is referred to herein as the "International Offering"; together with the U.S. Offering, the "Combined Offering"; and the offering of the Singapore Shares (which will be only in the form of Ordinary Shares) is referred to herein as the "Singapore Offering". The U.S. Offering, International Offering and Singapore Offering are referred to collectively as the "Global Offering".

            As part of the Global Offering contemplated by this U.S. Underwriting Agreement, the U.S. Underwriters, the International Underwriters and the Singapore Underwriters have agreed to reserve up to 5% of the Ordinary Shares (including Ordinary Shares represented by ADSs) out of the Global Offering for sale to the Company's employees, business associates and one of its directors, the directors, officers and employees of the Company's affiliates and to certain charitable organizations in Singapore (collectively, "Participants"), as set forth in the Prospectuses under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by the U.S. Underwriters, the International Underwriters and the Singapore Underwriters pursuant to the Directed Share Program (the "Directed Shares") will be sold by them at the initial public offering price. The Directed Shares may be sold by the U.S. Underwriters, the International Underwriters and the Singapore Underwriters among their respective underwriting syndicates, and in such event, any commissions may be adjusted upon agreement of the Company and the representatives of the U.S. Underwriters, the International Underwriters and the Singapore Underwriters. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the Business Day on which the Underwriting Agreements and the Singapore Management and Underwriting Agreement are executed will be offered to the public by the U.S. Underwriters, the International Underwriters and the Singapore Underwriters as set forth in the Prospectuses and the Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters.

            To the extent there are no additional U.S. Underwriters listed on
Schedule I other than you, the term U.S. Representatives as used in this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate.

            Certain terms used in this U.S. Underwriting Agreement are defined in Section 21 hereof.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this
Section 1.

            (a) The Company has filed with the Commission a registration statement (file number 333-88397) on Form F-1, including the related U.S. Preliminary Prospectus, for the registration under the Act of the offering and sale of the U.S. Securities. The Company



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      may have filed one or more amendments thereto, including the related U.S.
      Preliminary Prospectus, which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of the Registration Statement, a further amendment to the Registration Statement (including the form of U.S. Prospectus) or (2) after the Effective Date of the Registration Statement, the U.S. Prospectus in accordance with Rules 430A and 424(b). In the case of clause
      (2), the Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the U.S. Prospectus with respect to the Ordinary Shares and the offering thereof directly or in the form of ADSs. As filed, such amendment and form of final U.S. Prospectus, or such U.S. Prospectus, as the case may be, shall contain all Rule 430A Information, together with all other such required information, with respect to the underlying Ordinary Shares and the offering thereof directly or in the form of ADSs, and, except to the extent the U.S. Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest U.S. Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

            It is understood that two forms of prospectuses are to be used in connection with the Combined Offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page and the outside back cover page. In addition, the Singapore Prospectus will be used in connection with the Singapore Offering.

            (b) On the Effective Date, the Registration Statement did or will, and when the U.S. Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this U.S. Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each U.S. Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), did not and will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto), in reliance upon and in conformity with information furnished herein or in writing to the Company by or



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      on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto). It is understood that the information that has been furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectuses or the Prospectuses is limited to (A) the names of the Underwriters and their respective participation in the sale of the Securities as set forth in the two charts under the heading "Underwriting" in the Preliminary Prospectuses or Prospectuses, (B) the statements set forth in the last paragraph on the front cover page of the Preliminary Prospectuses or Prospectuses regarding delivery of the Securities (and the ADSs representing such Securities) and (C) the statements set forth in the seventh, tenth and sixteenth paragraphs under the heading "Underwriting" in the Preliminary Prospectuses or Prospectuses.

            (c) The Company has filed with the Commission a registration statement (file number 333-88623) on Form F-6 (the "ADR Registration Statement") for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did or will comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (d) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

            (e) All the outstanding share capital of each Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable and, except for such shares of Chartered Silicon Partners Pte Ltd ("CSP") as are owned by Hewlett-Packard Europe B.V., or EDB Investments Pte Ltd which shares do not exceed 49% of the outstanding voting shares of CSP, all the outstanding shares of capital stock of the Subsidiaries are owned by the Company directly free and clear of any perfected security interests, liens or encumbrances.

            (f) The Company's authorized, issued and outstanding equity capitalization is as set forth in the Prospectuses. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable. The Securities being sold under the Underwriting Agreements by the Company have been



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      duly and validly authorized, and, when issued and delivered to the
      Depositary or its nominee in accordance with the Deposit Agreement, the U.S. Underwriters in accordance with this U.S. Underwriting Agreement and the International Underwriters in accordance with the International Underwriting Agreement, will be validly issued, fully paid and non-assessable. The certificates for the Shares and the ADRs are in valid form. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Shares and the Securities except for such rights that have been effectively waived. Except as disclosed in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Securities are freely transferable by the Company to or for the account of the several Underwriters, their designees and the initial purchasers thereof, and except as set forth in the Prospectuses there are no restrictions on subsequent transfers of the Securities under the laws of Singapore and of the United States.

            (g) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses. The capital restructuring was approved by the Company's shareholders at an extraordinary general meeting on October 14, 1999 (the "EGM") and has become effective and has been completed as described in the Prospectuses under the heading "Capitalization." The Articles of Association described in the Prospectuses under the heading "Description of Ordinary Shares" were adopted by the Company's shareholders at the EGM and are in full force and effect.

            (h) Each of this U.S. Underwriting Agreement, the International Underwriting Agreement, the Singapore Management and Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

            (i) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the description of each such contract, franchise or document in the Prospectuses is a fair description thereof in all material respects; and each such franchise, contract or other document to which the Company is a party, assuming due authorization, execution and delivery thereof by all parties thereto, is enforceable against the Company, in accordance with its terms, and is in full force and effect and to the Company's knowledge, is a legal, valid and binding obligation of the other parties thereto. The statements in the Prospectuses under the heading "Taxation", fairly summarize the matters therein described.

            (j) Upon deposit of the underlying U.S. Shares with the Depositary or its nominee pursuant to the Deposit Agreement in accordance with the terms thereof, all right, title and interest in such U.S. Shares will be transferred to the Depositary on behalf of the U.S. Underwriters, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind. Upon issuance by the Depositary of the ADRs evidencing the ADSs against deposit of underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and



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      persons in whose names the ADRs are duly registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the U.S. Underwriters of the U.S. Securities, and payment therefor in accordance with this U.S. Underwriting Agreement, the U.S. Underwriters will acquire good, marketable and valid title to such U.S. Securities subject to the terms of the Deposit Agreement, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind, other than those arising in favor of the persons purchasing through the U.S. Underwriters.

            (k) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Singapore government or any political subdivision or taxing authority thereof in connection with (A) the execution and delivery of the Underwriting Agreements, (B) the issuance of the Shares or the ADSs in the manner contemplated by the Underwriting Agreements, (C) the deposit with the Depositary of the underlying Ordinary Shares against issuance of ADRs evidencing the ADSs, (D) the sale and delivery of the Ordinary Shares and the ADSs to the Underwriters, or (E) except as disclosed in the Prospectuses under the heading "Taxation--Singapore Taxation", the resale and delivery of such Ordinary Shares and ADSs by the U.S. Underwriters or the International Underwriters in the manner contemplated in the Prospectuses.

            (l) Except as described in the Prospectuses, all dividends and other distributions declared and payable on the Ordinary Shares may under current Singapore law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in Singapore dollars and may be converted into foreign currency that may be transferred out of Singapore in accordance with the Deposit Agreement.

            (m) No consent, approval (including exchange control approval), authorization, filing with or order of any court or governmental or regulatory agency or body is required under Singapore or U.S. federal law or the laws of any state or political subdivision thereof in connection with the transactions contemplated in this U.S. Underwriting Agreement, the International Underwriting Agreement, the Singapore Management and Underwriting Agreement and the Deposit Agreement, except such as have been obtained under the Act, the Exchange Act, the Companies Act, Chapter 50 of Singapore, and such as may be required under the blue sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreements and the Prospectuses except as may be required pursuant to the National Association of Securities Dealers, Inc. rules, The Nasdaq Stock Market, Inc. rules or the letter from the SES dated September 15, 1999 granting approval in principle for the listing and quotation of the entire issued and share capital of the Company on the Main Board of the SES, as have been obtained.

            (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated in this U.S. Underwriting Agreement, the International Underwriting Agreement, the Singapore Management and Underwriting Agreement or the Deposit Agreement, nor the fulfillment of the terms hereof or thereof



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      will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, (i) the memorandum and articles of association of the Company or the constituent documents of any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, permit, license, franchise or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

            (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (p) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement or the ADR Registration Statement except for such rights that have been effectively waived.

            (q) The consolidated historical financial statements and schedules of the Company and the Subsidiaries (including the related notes) included in the Registration Statement and the Prospectuses present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as otherwise noted therein). The summary and selected financial data included in the Registration Statement and the Prospectuses fairly present in all material respects, on the basis stated in the Registration Statement and the Prospectuses, the information included therein. The pro forma financial statements included in the Prospectuses and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and the events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectuses and the Registration Statement. The pro forma financial statements included in the Prospectuses and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.



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            (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectuses (exclusive of any supplement thereto).

            (s) Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any of the Subsidiaries, in each case except as described in or contemplated in the Prospectuses.

            (t) Neither the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its Memorandum and Articles of Association or other constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this U.S. Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

            (u) KPMG Peat Marwick ("KPMG"), who have certified certain financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

            (v) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.



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            (w) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates and other authorizations issued by the appropriate Singapore, U.S., foreign, federal, state or local regulatory authorities necessary to conduct its business as currently conducted, except in any case in which the failure so to possess any such license, permit, certificate or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate or authorization which, singly or in the aggregate, if the subject of an unfavorable decision ruling or findings, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectuses (exclusive of any supplement thereto).

             (x)  [Intentionally Omitted]

            (y) No labor dispute with the employees of the Company or any of the Subsidiaries exists or to the Company's best knowledge, threatened, and the Company is not aware of any existing labor disturbance by the employees of any of its or any of the Subsidiaries', that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

            (z) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for. The Company has no reason to believe that either the Company or any of the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

            (aa) None of the Company's Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or the other Subsidiary, except for certain restrictions as set forth in the Joint Venture Agreement dated July 4, 1997 by and among the Company, Hewlett-Packard Europe B.V. and EDB Investments Pte Ltd (as amended) or as described in or contemplated in the Prospectuses.

            (bb) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trade and service mark registrations, trade names, licenses, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted, and as described in the Prospectuses, except where the failure to so own, possess, license or have other rights to use would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from the ordinary course of business. Except as set forth in the Prospectuses under the captions "Risk Factors" or "Business - Intellectual Property," to the Company's best knowledge, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material unauthorized use, infringement or misappropriation by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others in any Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (f) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, in the case of any of
      (a) through (f) above, which would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from the ordinary course of business.

            (cc) Each of the Company and the Subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to operate correctly with respect to calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as with respect to calendar dates falling on or before December 31, 1999 (the "Year 2000 Problem"), and the Company and each of the Subsidiaries reasonably believes that such program will address the Year 2000 Problem with respect to the material operations of the Company on a timely basis and will not have a material adverse effect upon the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

            (dd) The Company has filed all Singapore, U.S., foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

            (ee) No Underwriter or holder of Securities is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Singapore solely by reason of the execution, delivery, consummation or enforcement of this U.S. Underwriting Agreement.

            (ff) Each of the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            [(gg) The Company represents and warrants that (i) the Registration Statement, the ADR Registration Statement, the Prospectuses and the Preliminary Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses or Preliminary Prospectuses, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.]

            (hh) The Company and the Subsidiaries are (i) in compliance with any and all Singapore, U.S., foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") applicable to conduct their respective businesses, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectuses (exclusive of any supplement thereto).

            (ii) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate (other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA) and each such plan (other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA) is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Federal Revenue Code of 1986, as amended and such regulations and published interpretations, except where such failure to fulfill or such non-compliance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

            (jj) The Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1.02 of Regulation S-X.

            (kk) [Intentionally Omitted]

            Any certificate signed by any officer of the Company or any of the Subsidiaries, in his or her capacity as an officer of the Company or any of the Subsidiaries, and delivered to you or counsel for the U.S. Underwriters in connection with this U.S. Underwriting Agreement shall be deemed to be a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

            2. Purchase and Sale.

            (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[ ] per ADS and US$[ ] per Ordinary Share (which has been determined by converting the equity price in Singapore dollars per Ordinary Share to U.S. dollars according to the
      exchange rate set forth in [                         ] on the date
      hereof), the amount of U.S. Underwritten Shares set forth opposite such U.S. Underwriter's name in Schedule I to this U.S. Underwriting Agreement.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this U.S. Underwriting Agreement, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, up to 22,500,000 U.S. Option Securities at the same purchase price per ADS and per Ordinary Share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised to cover overallotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

            3. Delivery and Payment. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the fifth Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [ ], 1999, or such later date not later than five Business Days after the foregoing date as the U.S. Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called in this U.S. Underwriting Agreement, the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters, or if the U.S. Underwriters so elect, to the Depositary or its nominee pursuant to the Deposit Agreement, in either case, against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the ADRs representing U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct at least one Business Day in advance of the Closing Date. ADRs representing the U.S. Securities and any U.S. Shares not delivered to the Depositary or its nominee pursuant to the Deposit Agreement shall be registered in such names and in such denominations as

Salomon Smith Barney Inc. ("Salomon Smith Barney") may request not less than two Business Days in advance of the Closing Date.

            It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement and the Singapore Management and Underwriting Agreement and that the settlement date for any U.S. Option Securities occurring after the Closing Date, shall occur simultaneously with the settlement date under the International Underwriting Agreement and the Singapore Management and Underwriting Agreement for any International Option Securities and Singapore Option Securities occurring after the Closing Date.

            If the option provided for in Section 2(b) hereof is exercised after the fifth Business Day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the U.S. Representatives, c/o Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013, on the date specified by the U.S. Representatives (which shall be within five Business Days after exercise of said option), ADRs representing the U.S. Option Securities and any U.S. Option Shares not delivered to the Depositary or its nominee pursuant to the Deposit Agreement in such names and denominations as the U.S. Representatives shall have requested against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of U.S. dollars and payable in same day funds to the accounts specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

            4. Offering by Underwriters. It is understood that the several U.S. Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the Prospectuses.

            5. Agreements. (I) The Company agrees with the several U.S. Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement or the ADR Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or ADR Registration Statement, or for any supplement to the U.S. Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemental U.S. Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the U.S. Representatives an earnings statement or statements covering the 12 month period ending December 31, 2000 of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement and the ADR Registration Statement

      (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

            (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities, provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (f) Except pursuant to the Underwriting Agreements, the Company will not, without the prior written consent of Salomon Smith Barney offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreements, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan or stock ownership plan and may file a Form
      S-8 with respect thereto.

            (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

            (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees and expenses of its counsel (including local counsel) and accountants in connection with the issue of the Securities, (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement and the ADR Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them and mailing and delivering (including postage, air freight charges and charges for counting and packing) copies thereof to the initial purchasers and dealers; (iii) the preparation of the Deposit Agreement, the deposit of the underlying Ordinary Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Ordinary Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iv) all expenses relating to the road show for the offering of the Securities, including the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (v) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the Ordinary Shares and the ADSs on the SES and The Nasdaq National Market, Inc., respectively; (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof); (ix) the cost and charges of any transfer agent or registrar; and (x) all other costs and expenses incident to the performance by the Company of its obligations under the Underwriting Agreements.

            (i) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and
      (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales among the International Underwriters, the U.S. Underwriters and the Singapore Underwriters pursuant to the Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters, (B) stabilization transactions contemplated under the Agreement Among U.S. Underwriters, International Underwriters and Singapore Underwriters, conducted through Salomon Smith Barney (or through the U.S. Representatives, International Representatives and Singapore Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

            [(j) The Company agrees that, in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney will notify the Company in writing as to which Participants will need to be so restricted. The Company will direct the removal of the transfer restrictions upon the expiration of such period of time.]

            (k) The Company covenants with Salomon Smith Barney that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            (II) The agreements of the U.S. Underwriters set forth in paragraph
(I)(i) of this Section 5 shall terminate upon the earlier of the following events:

            [(a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph I(i) of this Section 5 and paragraph I(i) of Section 5 of the International Underwriting Agreement; or]

            (b) the expiration of a period of 30 days after the Closing Date, unless (i) the U.S. Representatives shall have given notice to the Company, the International Representatives and the Singapore Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (ii) the International Representatives shall have given notice to the Company, the U.S. Representatives and the Singapore Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (iii) the Singapore Representatives shall have given notice to the Company, the U.S. Representatives and the International Representatives that the distribution of the Singapore Securities by the Singapore Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives or the Singapore Representatives is given, the agreements set forth in such paragraph I(i) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection (II) or (2) the expiration of an additional period of 30 days from the date of any such notice.

            6. Conditions to the Obligations of the U.S. Underwriters. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this U.S. Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this U.S. Underwriting Agreement and to the following additional conditions:

            (a) If the Registration Statement and the ADR Registration Statement have not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement and the ADR Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the U.S. Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration

      Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have requested and caused Allen & Gledhill, Singapore counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives substantially in the form set forth in Appendix A.

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Singapore, the State of New York laws, to the extent they deem proper and specified in such opinion, upon the opinion of Latham & Watkins and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph
(b) include any supplements thereto at the Closing Date.

            (c) The Company shall have furnished to the Representatives the opinion of Latham & Watkins, United States counsel for the Company, dated the Closing Date substantially in the form of Appendix B.

            In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (c) include any supplements thereto at the Closing Date.

            (d) The Depositary shall have requested and caused Skadden, Arps, Slate, Meagher & Flom, counsel for the Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives stating in effect that:

                  (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding instrument enforceable against the Depositary in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the statements in the Prospectuses under the heading "Description of American Depositary Shares", insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs are fair and accurate;

                  (ii) the Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder;

                  (iii) upon due issuance and delivery by the Depositary of the
            ADRs evidencing the ADSs against the deposit of the Shares in accordance with the terms of the Deposit Agreement, such ADRs will be validly issued and will entitle the person in whose name each ADR is registered to the rights specified therein and in the Deposit Agreement; and

                  (iv) the ADR Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the ADR Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the ADR Registration Statement, and each amendment comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

            (e) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

                  (i) the representations and warranties of the Company in the
            Underwriting Agreements are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

            (g) The Company shall have requested and caused KPMG to have furnished to the Representatives at the Execution Time and at the Closing Date a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

                  (i) in their opinion the audited financial statements and
            financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited
            financial statements made available by the Company and the Subsidiaries; their limited review, in accordance with United States generally accepted auditing standards under Statement on Auditing Standards No. 71 of the nine-month period ended September 30, 1999, and as at September 30, 1999; carrying out certain specified procedures (but not an examination in accordance with U.S. GAAP) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, Board of Directors and Audit Committee of the Company and each of the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and each of the Subsidiaries as to transactions and events subsequent to June 30, 1999, nothing came to their attention which caused them to believe that:

                  (1) any unaudited financial statements included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form F-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

                  (2) with respect to the period subsequent to September 30, 1999, there were any changes, at a specified date not more than five Business Days prior to the date of the letter, in the capital stock of the Company (except as disclosed in the Prospectuses under the caption "Capitalization") or increase in long-term debt of the Company and the Subsidiaries or any decrease in the consolidated net current assets or shareholders' equity of the Company and the Subsidiaries as compared with the amounts shown on the September 30, 1999 unaudited condensed consolidated balance sheet, or for the period from October 1, 1999 to October [ ], 1999 there were any decrease, as compared with the corresponding period in the preceding year, in total revenue, consolidated net sales or in total or per share amounts of consolidated net income of the Company and the

                  Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                  (3) the information included in the Registration Statement and Prospectuses in response to Form 20-F, Item 8 (Selected Financial Data) and Item 11 (Compensation of Directors and Officers) is not in conformity with the applicable disclosure requirements of Form 20-F; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature derived from the general accounting records of the Company and the Subsidiaries set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Prospectus Summary," "Risk Factors," "Capitalization," "Dilution," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Principal Shareholders," "Relationship with Singapore Technologies" and "Management," agrees with the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation.

            References to the Prospectuses in this paragraph (g) include any supplement thereto at the date of the letter.

             (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (inclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement and the Prospectuses (exclusive of any supplement thereto).

            (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each shareholder of the Company listed in Schedule II hereto.

            (j) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

            (k) The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Depositary or its nominee of the Ordinary Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives shall reasonably request.

            (l) The closing of the purchase of the International Underwritten Securities and the Singapore Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement and the Singapore Management and Underwriting Agreement, respectively, shall occur substantially concurrently (giving effect to the time difference between New York and Singapore) with the closing of the purchase of the U.S. Underwritten Securities described herein.

            (m) The Ordinary Shares shall have been listed and admitted and authorized for trading on the SES, and the ADSs shall have been included for quotation on The Nasdaq National Market, Inc., and satisfactory evidence of all such actions shall have been provided to the Representatives.

            (n) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement and the International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 will be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters at One Liberty Plaza, New York, New York 10006, on the Closing Date.

            7. Commissions, Costs and Expenses. In consideration of the agreement by the U.S. Underwriters to subscribe for the U.S. Underwritten Shares and the U.S. Option Shares (subject to the option for the U.S. Option Shares referred to in the preamble above being duly exercised in accordance with
Section 3 of this U.S. Underwriting Agreement), the Company shall pay to the U.S. Underwriters on the Closing Date, or on the date on which such Option Securities are purchased, as the case may be, a combined management and underwriting commission of [ ]% per cent of the principal amount of the U.S. Underwritten Shares or the U.S. Option Shares, as the case may be.

            8. Reimbursement of Underwriters' Expenses. The Company has agreed to reimburse the Underwriters severally through Salomon Smith Barney on demand for out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities (including all fees and disbursements of counsel and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program) up to an aggregate maximum of $500,000. In addition, if the sale of the Securities provided for under the Underwriting Agreements is not consummated because any condition to the obligations of the U.S. Underwriters or the International Underwriters set forth in Section 6 of the Underwriting Agreements is not satisfied, because of any termination pursuant to Section 11 of the Underwriting Agreements or because of any refusal, inability or failure on the part of the Company to perform any agreement under the Underwriting Agreements or comply with any provision of the Underwriting Agreements other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities, up to an aggregate maximum of $500,000.

            9. Indemnification and Contribution.

            [(a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have ; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned to the extent that any such loss, claim, damage or liability of such U.S. Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus.]

            (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney and each person, if any, who controls Salomon Smith Barney within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Salomon Smith Barney Entities") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution outside of Singapore in connection with the Directed Share Program attached to the Prospectuses or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectuses or any applicable Preliminary Prospectus, not misleading; or
      (ii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (ii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Salomon Smith Barney Entities.

            (c) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or Exchange Act, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that (A) the names of the Underwriters contained in any U.S. Prospectus or International Prospectus or the Prospectuses and their respective participation in the sale of the Securities as set forth in the two charts under the heading "Underwriting" in any U.S. or International Prospectus or the Prospectuses, (B) the statements set forth in the last paragraph on the front cover page of any U.S. or International Prospectus regarding delivery of the Securities (and the ADSs representing such Securities) and (C) the statements set forth in the seventh, tenth and sixteenth paragraphs under the heading "Underwriting" in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

            (d) Promptly after receipt by an indemnified party under this
      Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
      (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
      (ii) the actual or potential defendants in, or targets of any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
      (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
      (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (b) above hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control such U.S. Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Smith Barney. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

            (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the U.S. Underwriters from the offering of the U.S. Securities; provided, however, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the U.S. Underwriters, the intent of the parties and their relative knowledge access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

            10. Default by an Underwriter. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

            11. Termination. This U.S. Underwriting Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if prior to such time (i) trading in the Company's ADSs shall have been suspended by the Commission or the Nasdaq National Market, Inc., trading in the Company's Ordinary Shares shall have been suspended by the SES, trading in securities generally on the New York Stock Exchange, The Nasdaq National Market, Inc. or the SES shall have been suspended or limited or minimum prices shall have been established on such exchange or The Nasdaq National Market, Inc., (ii) a banking moratorium shall have been declared either by U.S. Federal, New York State or Singapore authorities or (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States or Singapore, declaration by the United States or Singapore of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impracticable or inadvisable to proceed with the offering or delivery of the prospectus as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

            12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this U.S. Underwriting Agreement.

            13. Notices. All communications under this U.S. Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed c/o Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912 and confirmed to such General Counsel at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to [ ] and confirmed to it at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Attention: Legal Department.

            14. Successors. This U.S. Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 9 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

            15. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any U.S. Underwriter, by the directors, officers, employees and agents of any U.S. Underwriter or by any person who controls any U.S. Underwriter, arising out of or based upon this U.S. Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed [ ] as its authorized agent, (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York by any U.S. Underwriter, by the directors, officers, employees and agents of any U.S. Underwriter or by any person who controls any U.S. Underwriter and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any U.S. Underwriter, by the directors, officers, employees and agents of any U.S. Underwriter or by any person who controls any U.S. Underwriter, in any other court of competent jurisdiction, including those in Singapore.

            The provisions of this Section 15 shall survive any termination of the U.S. Underwriting Agreement, in whole or in part.

            16. Applicable Law. This U.S. Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            17. Currency. Each reference in this U.S. Underwriting Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this U.S. Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If, alternatively, the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the party entitled to receive such original amount will return such excess amounts, in the relevant currency, to the Company. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

            18. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

            19. Counterparts. This U.S. Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

            20. Headings. The section headings used in this U.S. Underwriting Agreement are for convenience only and shall not affect the construction hereof.

            21. Definitions. The terms which follow, when used in this U.S. Underwriting Agreement, shall have the meanings indicated.

            "Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "ADR" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement.

            "ADR Registration Statement" shall mean the registration statement referred to in paragraph 1(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

            "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York and Singapore are authorized or obligated by law, executive order or regulation to close.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

            "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

            "International Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the International Securities.

            "International Prospectus" shall mean such form of prospectus relating to the International Securities.

            "International Representatives" shall mean the addressees of the International Underwriting Agreement.

            "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

            "International Underwriters" shall mean the several Underwriters named in Schedule I to the International Underwriting Agreement.

            "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Company to the International Underwriters.

            "New York Courts" shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

            "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

            "Option Shares" shall mean the U.S. Option Shares and the International Option Shares.

            "Preliminary Prospectuses" and each "Preliminary Prospectus" shall mean the U.S. Preliminary Prospectus and the International Preliminary Prospectus.

            "Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Representatives" shall mean the U.S. Representatives and the International Representatives.

            "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            "Securities" shall mean the U.S. Securities and the International Securities.

            "Shares" shall mean the U.S. Shares and the International Shares.

            "Singapore Management and Underwriting Agreement" shall mean the Singapore Management and Underwriting Agreement dated the date hereof related to the sale of the Singapore Securities by the Company to the Singapore Underwriters.

             "Singapore Underwriters" shall mean the several underwriters named in the Singapore Underwriting Agreement.

            "Subsidiary" shall mean each of Chartered Semiconductor Manufacturing Inc. and Chartered Silicon Partners Pte Ltd.

            "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

            "Underwritten Securities" shall mean the U.S. Underwritten Securities and the International Underwritten Securities.

            "Underwritten Shares" shall mean the U.S. Underwritten Shares, the International Underwritten Shares and the Singapore Underwritten Shares.

            "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

            "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "U.S. Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the U.S. Securities referred to in paragraph 1(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information.

            "U.S. Prospectus" shall mean the prospectus relating to the U.S. Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

            "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

            "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

            "U.S. Underwriters" shall mean the several Underwriters named in
      Schedule I to the U.S. Underwriting Agreement.

            "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company to the U.S. Underwriters.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.

                                     Very truly yours,

                                     Chartered Semiconductor Manufacturing
                                       Ltd


                                     By:________________________________________
                                        Name:
                                        Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.



By:_______________________________
   Name:
   Title:

For itself and the other several U.S.
Representatives and U.S. Underwriters
named in Schedule I
to the foregoing Agreement.

                                     Annex A

                              List of Subsidiaries

Chartered Semiconductor Manufacturing, Inc.

Chartered Silicon Partners Pte Ltd

                                   SCHEDULE I



U.S. Underwriter                                Number of U.S. Underwritten Shares
----------------                                ----------------------------------
                                                                        Total
                                                          Ordinary   (in the form of
                                                  ADSs     Shares   Ordinary Shares)
                                                  ----    --------  ----------------
Salomon Smith Barney Inc...................
Credit Suisse First Boston Corporation.....
Hambrecht & Quist LLC......................
SG Cowen Securities Corporation............
SoundView Technology Group, Inc............


Total......................................

                                   SCHEDULE II

              [LIST OF SIGNATORIES TO LETTER ATTACHED AS EXHIBIT A]

                                                                       EXHIBIT A

                    Chartered Semiconductor Manufacturing Ltd
                       Public Offering of Ordinary Shares

                                                  , 1999

Salomon Smith Barney Inc.
Salomon Brothers International Limited
Credit Suisse First Boston Corporation
Credit Suisse First Boston (Singapore) Limited
Hambrecht & Quist LLC
SG Cowen Securities Corporation
Societe Generale
SoundView Technology Group, Inc.
Overseas Union Bank Limited
Vickers Ballas & Company Pte Ltd

As Representatives of the several U.S. Underwriters and International Underwriters

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
U.S.A.

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (the "Underwriting Agreements"), between Chartered Semiconductor Manufacturing Ltd, a corporation organized under the laws of Singapore (the "Company"), and you as representatives of the group of U.S. and International Underwriters named therein, relating to an underwritten public offering of ordinary shares (the "Ordinary Shares"), of the Company, directly or in the form of American Depositary Shares ("ADSs").

            In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or announce the offering, of any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares or ADSs, for a period of 180 days following the date of the Underwriting Agreements, other than

Directed Shares(1) (as defined in the Underwriting Agreements), or
Ordinary Shares disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

            If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                Yours very truly,


                                [Signature of officer, director, employee
                                 or shareholder]

                                 [Name and address of officer,
                                  director, employee or shareholder]



----------
(1) Directed Shares are Ordinary Shares from the offering that are expected to be subject to priority allocation to the Company's officers, employees and business associates, directors, officers and employees of the Company's affiliates and to certain charitable organizations in Singapore.

                                                                      APPENDIX A

                       [LEGAL OPINION OF ALLEN & GLEDHILL]

                                                                      APPENDIX B

                       [LEGAL OPINION OF LATHAM & WATKINS]



                                       42